UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 31, 2015 (July 28, 2015)

PACIFIC VENTURES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

200 Camelia Court, Vero Beach, Florida32963

(Address of principal executive offices)

 (772) 231-1244

(Registrant's telephone number, including area code)

Pacific Ventures Group, Inc.

(Exact name of registrant as specified in its charter)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 28, 2015, Pacific Ventures Group, Inc., a Delaware corporation (the “PACV”) entered into a binding Term Sheet (the “Term Sheet”) to effect a Share Exchange Agreement with Snobar Holdings, Inc., a Delaware corporation (“SNO”).   The Term Sheet, which is filed as an exhibit hereto, requires PACV and SNO to negotiate in good faith to enter into a definitive agreement to complete a merger between the two companies. The Term Sheet provides for SNO to become a wholly owned subsidiary of PACV through a tax-free stock exchange merger (“Merger”) which will result in the shareholders of SNO, on a pro rata basis, exchanging 100% of the outstanding common stock of SNO for common stock of PACV.

In accordance with the terms of the Term Sheet, PACV will issue a total number of shares of common stock of Twenty-Two Million Five Hundred Thousand (22,500,000) ) to the SNO shareholders and Two Million Five Hundred Thousand (2,500,000) to certain PACV shareholder or designess of PACV shareholders (as of the time immediately prior to the merger) and the PACV shareholders (as of the time immediately prior to the merger) will retain the issued and outstanding shares of common stock of PACV (as of the time immediately prior to the merger) in the amount of Three Hundred Eighty Seven Thousand (387,000) such that immediately following the Merger, SNO shareholders will own a total of approximately Eighty-Nine percent (89%) and all pre-closing PACV shareholders will own a total of approximately Eleven percent (11%) of PACV’s issued and outstanding common stock.

According to the terms and conditions of the Term Sheet, PACV and SNO have agreed to cooperate with each other fully, in good faith, and with the view of satisfying each of the following key conditions, amongst other conditions set forth in the Term Sheet, affecting the closing of the Merger on or before August 15, 2015:

(i)

PACV and SNO preparing finalized definitive agreements for execution and delivery;

(ii)

PACV and SNO obtaining all required board and stockholder approvals, where required;

(iii)

SNO completing the audit of its books and records utilizing a PCAOB independent auditor in connection with the preparation of a Form 10 to be filed by PACV with the SEC;

(iv)

PACV and SNO completing all necessary governmental filings, where required; and

(v)

PACV maintaining its current listing on the OTCQB.

The Term Sheet also provides that a break-up fee in the amount of $250,000 will become due and payable from SNO to PACV if SNO elects not to consummate the Merger with PACV under the terms of the Term Sheet, preconditioned on PACV having performed its obligations through the date of SNO’s termination of the transaction.

In addition, concurrently with the closing of the Merger, our CEO and controlling shareholder, Brett Bartolami, will sell all of his preferred stock to Shannon Masjedi, who is the control shareholder of SNO.

The foregoing description of the terms of the Term Sheet are qualified in its entirety by the full text of such document, which is filed as Exhibits 10.1 to this report and incorporated by reference into this Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Term Sheet, dated July 28, 2015, by and between Pacific Ventures Group, Inc. and Snobar Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC VENTURES GROUP, INC.

By: /s/ Brett Bertolami
Brett Bertolami
Chief Executive Officer
Dated: July 31, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Sheet, dated July 28, 2015, by and between Pacific Ventures Group, Inc. and Snobar Holdings, Inc.